UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2013

INFOR, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-183494-06	01-0924667
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10011

(Address of principal executive offices) (Zip Code)

(678) 319-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement

On June 3, 2013, Infor, Inc. (the Company), and Infor (US), Inc., a wholly owned subsidiary of the Company, entered into Amendment No. 2 (the Amendment) to the Credit Agreement dated as of April 5, 2012 (as amended from time to time prior to the effectiveness of the Amendment, including pursuant to Amendment No. 1 defined therein , the Credit Agreement), with Bank of America, N.A., as administrative agent, the existing Lenders party thereto and the Additional Refinancing Lenders party thereto (such existing Lenders and Additional Refinancing Lenders, collectively constituting the Required Lenders, as defined in the Credit Agreement). The Amendment provides for, among other modifications to the Credit Agreement and related loan documents as set forth therein, (a) the refinancing of all of the Company’s Tranche B-1 Term Loan and Euro Tranche Term Loan and a portion of the Company’s Tranche B-2 Term Loan with new term loans in an aggregate principal amount of $483,000,000 (the Tranche B-3 Term Loans) and €350,000,000 (the Euro Tranche B Term Loans, and, together with the Tranche B-3 Term Loans, the Other Term Loans), (b) changing the total net leverage ratio financial maintenance covenant to a springing financial covenant applicable only for the benefit of the revolving loan facility, and effective only to the extent that, as of the last date of the applicable fiscal quarter, the aggregate amount of outstanding revolving loans, swing line loans and letters of credit thereunder (excluding (i) undrawn letters of credit in an aggregate amount of up to $10,000,000 and (ii) letters of credit which have been cash collateralized or otherwise back-stopped on terms described therein) exceeds 25.0% of the aggregate revolving commitments thereunder, and (c) extending the end of the period during which the prepayment premium in connection with certain repricing transactions is applicable to Tranche B-2 Term Loans from September 27, 2013 to December 27, 2013. Interest on the Tranche B-3 Term Loans is based, at the Company’s option, on a LIBOR rate, plus a margin of 2.75% per annum, with a LIBOR floor of 1.00%, or an alternate base rate, plus a 1.75% margin. Interest on the Euro Tranche B Term Loans is based on a LIBOR rate, plus a margin of 3.0% per annum, with a LIBOR floor of 1.0%. The Other Term Loans each mature on June 3, 2020, which is the seventh anniversary of the Amendment No. 2 effective date. Pursuant to the terms of the Credit Agreement, the Other Term Loans are guaranteed by the Company and certain of the Company’s domestic subsidiaries, and are secured by liens on substantially all of the assets of the Company, Infor (US), Inc. and the other guarantors. The Company and its restricted subsidiaries are subject to certain other affirmative and negative covenants as set forth in the Credit Agreement.

The foregoing description of the Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibits 10.1, and the Credit Agreement (including Amendment No. 1 thereto), copies of which are attached to the Company’s Current Report on Form 8-K, dated as of October 1, 2012, as Exhibits 10.1 and 10.2 thereto, and, in each case, are incorporated by reference herein.

Item 2.03 Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

2

Exhibit No.	Description
10.1	Amendment No. 2, dated June 3, 2013, between Infor, Inc., Infor (US), Inc., the existing Lenders party thereto, the Additional Refinancing Lenders party thereto and Bank of America, N.A. as administrative agent, amending the Credit Agreement, dated as of April 5, 2012, between Infor, Inc. (formerly GGC Software Holdings, Inc.), Infor (US), Inc. (formerly Lawson Software, Inc.), the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent, as previously amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOR, INC.

Date: June 7, 2013	By:	/s/ Jay Hopkins
Jay Hopkins Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment No. 2, dated June 3, 2013, between Infor, Inc., Infor (US), Inc., the existing Lenders party thereto, the Additional Refinancing Lenders party thereto and Bank of America, N.A. as administrative agent, amending the Credit Agreement, dated as of April 5, 2012, between Infor, Inc. (formerly GGC Software Holdings, Inc.), Infor (US), Inc. (formerly Lawson Software, Inc.), the lenders from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent, as previously amended.